Exhibit 99.4

Jeff Noddle	Chairman of the Board and Chief Executive Officer

Filed by SUPERVALU INC.
SUPERVALU INC.	Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: SUPERVALU INC., File #1-5418

PO Box 990

Minneapolis, MN 55440

January 23, 2006

Dear SUPERVALU Employees,

Today we have an unprecedented opportunity to grow our company in a truly transformational way. In partnership with CVS and an investment group led by Cerberus Capital Management, L.P., including Kimco Realty, Schottenstein Stores, Corp., Lubert-Adler Partners and Klaff Realty, we will be buying Albertson’s, Inc.

Through this transaction, SUPERVALU will acquire key retail operations including Acme Markets, Bristol Farms, Jewel-Osco, Shaw’s Supermarkets, Star Markets, Albertsons banner stores in the Intermountain, Northwest and Southern California regions, as well as in-store pharmacies under the Osco and Sav-on banners.

An opportunity of this magnitude doesn’t come along often. When it does, we must pursue it. We feel that this acquisition is good for our customers, our communities and our company. Let me tell you why.

•      This acquisition will triple the size of our retail operations, making us the second-largest grocery retailer in the U.S. This increased scale will give us additional leverage to provide increased value to both our Retail and Supply Chain Services customers.

•      These well-known brands have strong market shares and long-standing reputations in their respective regions. This acquisition is a good geographic fit, allowing us to immediately enter major established markets like Boston, Las Vegas, Los Angeles, Orange Country, Philadelphia and San Diego with the scale necessary to compete.

•      Albertsons and SUPERVALU have much in common: deep roots in local communities, proven expertise in grocery retailing, and strong commitment to customer service.

By combining the assets, talented workforce and heritage of Albertsons with SUPERVALU, we will be able to bring the best together to create a national retail powerhouse. We remain committed to our many partners: our local communities, our supply chain customers, our franchisees and licensees, and our suppliers.

Unfortunately, we also announced today the sale of 26 Cub Foods stores in the Chicago area. The remaining Cub East stores will join the Cub West organization. After careful consideration, it was clear that selling the stores was the right decision to alleviate market overlap with Jewel locations.

The acquisition is subject to shareholder vote and regulatory approval but should be finalized this summer. In the meantime, we will do our best to update you on its progress. I’ll be holding a special videoconference on the subject tomorrow. I also encourage you to call SVU-News* for more details regarding the transaction.

While the promise of this acquisition is exciting, there is a lot of work ahead. I thank you for your commitment and support as we transform SUPERVALU into America’s premier grocer.

Sincerely,

* Because of anticipated call volume, the SVU-News message has been recorded on a special number. To listen, call 800-642-1687 (conference ID 4649508).

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by SUPERVALU and Albertsons stockholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of Albertsons operations into SUPERVALU will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of SUPERVALU’s and Albertsons reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, SUPERVALU undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

SUPERVALU and Albertsons will file a joint proxy statement/prospectus with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about SUPERVALU and Albertsons, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to SUPERVALU INC., 11840 Valley View Road, Eden Prairie, Minnesota, 55344, Attention: Corporate Secretary, or to Albertsons, Inc., 250 East Parkcenter Boulevard, Boise, Idaho, 83706-3940, Attention: Corporate Secretary.

The respective directors and executive officers of SUPERVALU and Albertsons and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SUPERVALU’s directors and executive officers is available in its proxy statement filed with the SEC by SUPERVALU on May 12, 2005, and information regarding Albertsons directors and executive officers is available in its proxy statement filed with the SEC by Albertsons on May 6, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.